SECURITIES AND EXCHANGE COMMISSION

	Washington, D.C. 20549


	FORM 8-K

CURRENT REPORT

	PURSUANT TO SECTION 13 OR 15(d)
	OF THE SECURITIES EXCHANGE ACT OF 1934


	Date of Report (Date of earliest event reported):  June 1, 1998


	              WOODWARD GOVERNOR COMPANY
	(Exact name of registrant as specified in its charter)


Commission File #0-8408


            Delaware                                 36-1984010
______
(State or other jurisdiction of       (IRS Employer Identification No.)
incorporation or organization)


5001 North Second Street, Rockford, Illinois 61125-7001
	(Address of principal executive offices)


Registrant's telephone number - (815) 877-7441

Item 5.  Other Events

On June 1, 1998, Woodward Governor Company (the Company) and Textron Inc. (Textron) announced that a definitive agreement has been signed under which the Company will acquire Fuel Systems Textron Inc. (FST), a subsidiary of Textron, for $160 million in cash. The transaction, which is subject to the Hart-Scott-Rodino Act, is expected to be completed by the end of June 1998.

FST is a leading designer, developer, and manufacturer of fuel injection nozzles, spray manifolds, and fuel metering and distribution valves for gas turbine engines in the aircraft (commercial and military) and industrial markets, and also provides commercial repair and overhaul services. FST's facilities are located in Zeeland, MI, Harvard, IL, and Greenville, SC and employs over 440 people. Total 1997 revenues approximated $82 million.

The Company plans to finance this acquisition with a bank line of credit facility. The transaction is expected to have a minimal impact on fiscal 1998 results and be non-dilutive to fiscal 1999 earnings per share.

The Company's press release dated June 1, 1998 regarding the pending transaction is attached as an Exhibit.

This report and the attached Exhibit contain forward-looking statements reflecting management's current expectations concerning the pending acquisition's impact on financial results and earnings per share, the possibility of new products, and the potential for further revenue growth. These statements involve risks and uncertainty. Actual future results and trends may differ materially depending on a variety of factors, including the volume and timing of orders, the impact of acquisition transition and integration efforts, and changes in pricing, product demand, competition, product life cycles and business cycles. All of these matters are difficult to forecast.

Item 7.  Financial Statements and Exhibits

(c)  Exhibit 99 - Press Release dated June 1, 1998



SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


		WOODWARD GOVERNOR COMPANY

June 2, 1998
					 Stephen P. Carter, Vice
                                         President, Chief Financial
					 Officer and Treasurer